Exhibit 10.6
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                        LabOne Annual Incentive Plan
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The Annual Incentive Plan is designed to motivate and reward the accomplishment of targeted operating results. Prior to the beginning of each fiscal year, the Committee establishes an earnings per share goal under the Plan based upon the Committee's judgment of reasonable earnings per share growth over the previous fiscal year. The size of the incentive pool increases pursuant to a formula established by the Committee as net earnings increase over the minimum threshold. The incentive pool is distributed in cash ratably to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon senior management's subjective evaluations of each individual's potential contribution to the Company's financial and strategic goals for the year, and is reviewed and approved by the Committee.



































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